Exhibit 99.1

Purple Innovation, Inc. Provides Update on Production Status

Lehi, Utah, July 19, 2021 – Purple Innovation, Inc. (NASDAQ: PRPL) ("Purple" or the “Company”), a leader in comfort innovation and the creator of the renowned Purple® Mattress, today announced an update on the status of its production levels.

Purple previously announced that following an accident and resulting safety improvements involving its Mattress Max™ machines, the Company experienced production challenges caused by unanticipated mechanical and maintenance issues encountered bringing the machines back online. The Company projected to have production fully back online by mid-July after approximately 10 weeks of significantly reduced production levels, resulting in shipment backlogs that would impact both second and third quarter revenue.

“I am incredibly proud with the work we’ve done to continue to create a safer operating environment in our manufacturing facilities,” said Joe Megibow, Chief Executive Officer. “Over the past several weeks, our team has made significant progress towards restoring our production to full capacity. The isolated manufacturing challenges exhibited across the Mattress Max machines have all been resolved, and we have ramped production levels back up to 85% to 90% of pre-incident levels. With some additional tuning we anticipate being at planned production levels in approximately one week and are aggressively hiring against these levels. We remain confident that we will be out of backlog by the end of August.”

As previously announced, management anticipates providing revised full year guidance when it reports second quarter 2021 results.

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, seat and back cushions, frames, sheets and more. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors' products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements relating to the impact of recent production challenges on our operating results for the second and third quarters, our ability to restore full production capacity, the timing of when we will return to planned production levels, our ability to hire to meet anticipated production levels, and the timing of when we will be out of backlog. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: uncertainties regarding the extent and duration of the impact of the COVID-19 pandemic on many aspects of our business, operations and financial performance; disruptions to our manufacturing processes and capacity; delays in bringing production capacity to expected levels; delays in bringing new and existing Mattress Max machines online and rebuilding capacity; changes in economic, financial and end-market conditions in the markets in which we operate; changes in consumer preferences and demand; fluctuations in raw material prices and labor costs and related impact on margins; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in our relationships with wholesale partners; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021, as amended by our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021 and in our Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Purple Innovation, Inc.
Misty Bond
Director of Purple Communications
misty.b@purple.com

385-498-1851